Exhibit 99.1

For more information:	Investor Relations:
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
Ubiquiti Networks	415.445.3235
408.942.3085 ext 329

UBIQUITI NETWORKS REPORTS Q2 FISCAL 2012 RESULTS

Company Highlights

•	Quarterly Revenues Increase by 95% Year-over-Year

•	Quarterly Non-GAAP Net Income Grows by 124% Year-over-Year

•	Quarterly Non-GAAP Diluted EPS of $0.27

•	Record GAAP and Non-GAAP Operating Margins of 36%

San Jose, Calif. — January 31, 2012 — Ubiquiti Networks, Inc. (NASDAQ:UBNT), a next-generation communications technology company, today announced results for the second quarter of fiscal 2012.

For the second quarter of fiscal 2012, Ubiquiti reported revenue of $87.8 million, an increase of 95% compared to revenues of $45.1 million for the same period in the prior year. For the six months ended December 31, 2011 Ubiquiti reported revenue of $167.0 million, an increase of 111% compared to revenues of $79.2 million for the same period in the prior year.

For the second quarter of fiscal 2012, GAAP net income was $24.7 million, an increase of 125% compared to GAAP net income of $11.0 million for the same period in the prior year. Non-GAAP net income was $24.9 million, an increase of 124% compared to $11.1 million for the same period last year.

For the six months ended December 31, 2011, GAAP net income was $46.2 million, an increase of 149% compared to GAAP net income of $18.6 million for the same period in the prior year. Non-GAAP net income was $46.6 million, an increase of 148% compared to $18.8 million for the same period last year.

The following table reconciles GAAP net income to non-GAAP net income and weighted-average shares used in computing net income (loss) per share of common stock-diluted to weighted-average shares used in computing non-GAAP Diluted EPS:

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
	(unaudited)
Net income	$24,691	$10,978	$46,184	$18,559
Stock-based compensation, net of taxes	211	142	421	251

Non-GAAP net income	$24,902	$11,120	$46,605	$18,810

Weighted-average shares used in computing net income (loss) per share of common stock- diluted	90,056	66,349	75,102	67,196
Weighted-average dilutive effect of stock options and restricted stock units	—	—	3,247	—
Weighted-average shares of Series A preferred shares outstanding	3,390	36,035	15,131	36,035

Weighted-average shares used in computing non-GAAP diluted EPS (1)	93,446	102,384	93,480	103,231

Non-GAAP diluted EPS (1)	$0.27	$0.11	$0.50	$0.18

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

Comments from Management

“We recorded another solid quarter that exceeded expectations and outperformed our long-term targeted financial model. The quarter marked the start of revenue contribution from our third technology platform, AirVision, a cost-disruptive, advanced IP Video surveillance system solution. AirVision, like our AirMax and UniFi platforms, follows the unique Ubiquiti R&D template in which we design software foundations focused on a powerful user experience and hardware with great price performance characteristics.” said Robert J. Pera, Founder and Chief Executive Officer of Ubiquiti Networks. “We are pleased with our early success in scaling and replicating our model across multiple connectivity technologies and are excited to compete in new addressable markets.”

Business Outlook

Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company’s fiscal third quarter ending March 31, 2012:

•	Revenues of $89 million to $91 million

•	GAAP Diluted EPS of $0.27 to $0.28

•	Non-GAAP Diluted EPS of $0.27 to $0.28

Conference Call

Ubiquiti Networks will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of UBIQUITI NETWORKS’s website at www.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks is a next-generation communications technology company that designs and manufactures proprietary technologies. Since 2005, Ubiquiti’s products and solutions have bridged the digital divide between emerging and developed markets by fundamentally changing the economics of deploying high performance networking solutions in underserved and underpenetrated markets globally. Our technology platforms AirMax, UniFi and AirVision, focus on delivering industry-leading performance, compelling price-performing characteristics and an unparalleled user experience. Ubiquiti has reduced high product and network deployment costs and other business model inefficiencies to enable rapid market adoption of their products and solutions in emerging markets. For more information visit http://www.ubnt.com/

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain recurring costs, expenses and gains such as stock based compensation expense and the tax effects of these non-GAAP adjustments. In addition, our non-GAAP adjustments present shares of Series A preferred stock as if these shares had been converted to common stock throughout the periods presented. Reconciliations of the adjustments to GAAP results for the three months ended September 30, 2011 and 2010 is provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding growth prospects, market positioning, short and long term opportunities, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, distributors inventory management practices and general economic conditions; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; if we fail to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; if the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification and litigation related to U.S. Securities laws and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the period ended September 30, 2011 and other filings filed with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting Ubiquiti Networks’ Investor Relations Department, attn: JoAnn Horne by phone at 415.445.3235 or by email at investor.relations@ubnt.com or Ubiquiti Networks’ Investor Relations website at www.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Revenues	$87,817	$45,087	$166,984	$79,169
Cost of revenues	50,527	27,045	96,681	47,498

Gross profit	37,290	18,042	70,303	31,671

Operating expenses:
Research and development	3,683	2,604	7,052	5,100
Sales, general and administrative	2,431	1,758	4,575	3,423

Total operating expenses	6,114	4,362	11,627	8,523

Income from operations	31,176	13,680	58,676	23,148
Interest income (expense) and other, net	(312)	34	(946)	41

Income before provision for income taxes	30,864	13,714	57,730	23,189
Provision for income taxes	6,173	2,736	11,546	4,630

Net income	$24,691	$10,978	$46,184	$18,559

Preferred stock cumulative dividend and accretion of cost of preferred stock	(9,704)	(4,617)	(112,431)	(6,396)
Less allocation of net income to participating preferred stockholders	(559)	(2,324)	—	(4,401)

Net income (loss) attributable to common stockholders–basic	$14,428	$4,037	$(66,247)	$7,762
Undistributed earnings re-allocated to common stockholders	15	85	—	156

Net income (loss) attributable to common stockholders–diluted	$14,443	$4,122	$(66,247)	$7,918

Net income (loss) per share of common stock:
Basic	$0.16	$0.06	$(0.88)	$0.12

Diluted	$0.16	$0.06	$(0.88)	$0.12

Weighted average shares used in computing net income (loss) per share of common stock:
Basic	87,487	62,610	75,102	63,548

Diluted	90,056	66,349	75,102	67,196

Ubiquiti Networks Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Net income	$24,691	$10,978	$46,184	$18,559
Stock-based compensation:
Cost of revenues	27	6	33	12
Research and development	116	68	232	106
Sales, general and administrative	208	162	437	301
Tax effect of non-GAAP adjustments	(140)	(94)	(281)	(168)

Non-GAAP net income	$24,902	$11,120	$46,605	$18,810

Non-GAAP diluted EPS (1)	$0.27	$0.11	$0.50	$0.18

Weighted-average shares used in non-GAAP diluted EPS (1)	93,446	102,384	93,480	103,231

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

Ubiquiti Networks, Inc.

Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Weighted-average shares used in computing net income (loss) per share of common stock- diluted	90,056	66,349	75,102	67,196
Add back:
Weighted-average dilutive effect of stock options and restricted stock units	—	—	3,247	—
Weighted-average shares of Series A preferred shares outstanding	3,390	36,035	15,131	36,035

Weighted-average shares used in computing non-GAAP diluted EPS	93,446	102,384	93,480	103,231

Ubiquiti Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	December 31, 2011	June 30, 2011 (1)
Assets
Current assets:
Cash and cash equivalents	$64,844	$76,361
Accounts receivable, net	61,417	39,811
Inventories	8,980	5,663
Deferred costs	921	881
Prepaid expenses and other current assets	5,359	5,386

Total current assets	141,521	128,102
Property and equipment, net	1,905	1,022
Long-term deferred tax asset	324	324
Other long–term assets	410	2,230

Total assets	$144,160	$131,678

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$15,455	$14,758
Customer deposits	2,011	1,675
Deferred revenues	2,382	1,734
Income taxes payable	230	4,428
Debt–short-term	6,964	—
Other current liabilities	14,027	15,206

Total current liabilities	41,069	37,801
Long–term deferred tax liabilities	1,870	1,870
Debt–long-term	26,108	—
Other long–term liabilities	32	32

Total liabilities	69,079	39,703

Redeemable convertible preferred stock	—	145,847

Stockholders’ deficit:
Common stock	92	63
Additional paid–in capital	129,516	545
Treasury stock	(69,515)	(69,515)
Retained earnings	14,988	15,035

Total stockholders’ deficit	75,081	(53,872)

Total liabilities, convertible preferred stock and stockholders’ deficit	$144,160	$131,678

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2011.

Ubiquiti Networks Inc.

Revenue by Product Category and Geographical Area

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Revenue by Product Category
AirMax	$52,939	$25,637	$102,774	$42,717
Other systems	22,480	11,495	37,979	22,981

Systems	75,419	37,132	140,753	65,698
Embedded radio	2,567	3,452	5,792	6,495
Antennas/other	9,831	4,503	20,439	6,976

Total revenues	$87,817	$45,087	$166,984	$79,169

Revenue by Geographical Area
North America	$21,440	$13,887	$46,381	$24,081
South America	24,250	9,012	44,085	18,835
Europe, the Middle East and Africa	30,356	19,093	55,139	29,296
Asia Pacific	11,771	3,095	21,379	6,957

Total revenues	$87,817	$45,087	$166,984	$79,169

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring stock-based compensation expense, and the tax effect of these adjustments. In addition, our non-GAAP diluted earnings per share is calculated using weighted-average shares outstanding as if Series A preferred stock outstanding had been converted to common stock throughout the periods presented. Examples of items excluded from net income are:

•	Recurring charges and gains, including:

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the tables captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” and “Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS” included in this press release.